EX-99.23.e.ii
                             UNDERWRITING AGREEMENT

         This Agreement, dated as of the 30th day of March, 2001, made by and between AmeriPrime Advisors Trust, an Ohio business trust (the "Trust") operating as an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"); Polynous Capital Management, Inc. ("Polynous"), a registered investment advisor existing as corporation duly organized and existing under the laws of the State of California; and Polynous Securities, LLC ("Polynous Securities"), a limited liability company duly organized and existing under the laws of the State of California (collectively, the "Parties").

                                                  WITNESSETH THAT:

         WHEREAS, the Trust is authorized by its Agreement and Declaration of Trust to issue separate series of shares representing interests in separate investment portfolios (the "Series"), one of which is the Polynous Growth Fund (the "Fund");

         WHEREAS, Polynous has been appointed investment advisor to the Fund;

          WHEREAS, Polynous Securities is a broker-dealer registered with the U.S. Securities and Exchange Commission and a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

         WHEREAS, the Parties are desirous of entering into an agreement providing for the distribution by Polynous Securities of the shares of the Fund (the "Shares").

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and in exchange of good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.       Appointment.
         -----------
         The Trust hereby appoints Polynous Securities as its exclusive agent for the public distribution of the Shares in the fifty United States of America, the District of Columbia and Commonwealth of Puerto Rico, and Polynous Securities hereby accepts such appointment under the terms of this Agreement. The Trust agrees that it will not sell any Shares to any person except to fill orders for the shares received through Polynous Securities; provided, however, that the foregoing exclusive right shall not apply: (a) to Shares issued or sold in connection with the merger or consolidation of any other investment company with the Fund or the acquisition by purchase or otherwise of all or substantially all of the assets of any investment company or substantially all of the outstanding shares of any such company by the Fund; (b) to Shares which may be offered by the Fund to its stockholders for reinvestment of cash distributed from capital gains or net investment income of the Fund; (c) to Shares which may be issued to shareholders of other funds who exercise any exchange privilege set forth in the Trust's Prospectus; or (d) to Shares sold pursuant to an exemption. Notwithstanding any other provision hereof, the Trust may terminate, suspend, or withdraw the offering of the Shares whenever, in its sole discretion, it deems such action to be desirable.

2.       Sale and Repurchase of Shares.
         -----------------------------

          Polynous Securities agrees to provide the services contemplated hereby, and

(a) Polynous Securities is hereby granted the right, as agent for the Trust, to sell Shares to the public against orders therefor at the public offering price (as defined in sub-paragraph 2.(c) below).
(b) Polynous Securities will also have the right to take, as agent for the Trust, all actions which, in Polynous Securities' good faith and reasonable judgement, and subject to the Trust's reasonable approval, are necessary to carry into effect the distribution of the Shares.
(c) The public offering price for Shares shall be determined in the manner provided in the then current Prospectus and Statement of Additional Information relating to the Shares.
(d) The net asset value of the Shares shall be determined in the manner provided in the then current Prospectus and Statement of Additional Information relating to the Shares, and when determined shall be applicable to all transactions as provided in the Prospectus. The net asset value of the Shares shall be calculated by the Trust or by another entity on behalf of the Trust. Polynous Securities shall have no duty to inquire into, or liability for, the accuracy of the net asset value per Share as calculated.

(e) On every sale, Polynous Securities shall promptly pay to the Fund the applicable net asset value of the Shares.

(f) Upon receipt of purchase instructions, Polynous Securities will transmit such instructions to the Trust or its transfer agent for registration of the Shares purchased.

(g) Nothing in this Agreement shall prevent Polynous Securities or any affiliated person (as defined in the Act) of Polynous Securities from acting as underwriter or distributor for any other person, firm or corporation (including other investment companies), or in any way limit or restrict Polynous Securities or such affiliated person from buying, selling or trading any securities for its or their own account or for the accounts of others for whom it or they may be acting; provided, however, that Polynous Securities expressly agrees that it will not for its own account purchase any Shares of the Fund except for investment purposes, and that it will not for its own account sell any such Shares except by redemption of such Shares by the Fund, and that it will not undertake in any activities which will have a materially adverse effect on the performance of its obligations to the Trust under this Agreement.

(h) Polynous Securities may repurchase Shares at such prices and upon such terms and conditions as shall be specified from time to time in the Prospectus.

3.       Rules of Sale of Shares.
         -----------------------
         Polynous Securities does not agree to sell any specific number of Shares. Polynous Securities, as Underwriter for the Trust, undertakes to sell Shares on a best efforts basis and only against orders received therefor. The services to be performed by Polynous Securities hereunder shall include those set forth on Schedule A. The Trust reserves the right to terminate, suspend or withdraw the sale of the Shares for any reason deemed adequate by it, and the Trust reserves the right to refuse at any time or times to sell any of the Shares to any person for any reason deemed adequate by it.

4.       Rules of NASD.
         -------------
(a) Polynous Securities will conform to the Conduct Rules of the NASD and the applicable securities laws and regulations of any jurisdiction in which it directly or indirectly offers or sells any Shares.
(b) Polynous Securities will require each dealer with whom Polynous Securities has a selling agreement to conform to the applicable provisions of the Prospectus, with respect to the public offering price of the Shares, and Polynous Securities shall not cause the Trust to withhold the placing of purchase orders so as to make a profit thereby.

(c) The Trust and Polynous agree to use reasonable efforts to furnish to Polynous Securities sufficient copies of any and all: agreements, plans, communications with the public or other materials which the Trust or Polynous intends to use in connection with any sales of Shares ("Sales Materials"), in adequate time for Polynous Securities to file and clear such Sales Materials with the proper authorities before they are put in use, and Polynous Securities shall be responsible for making all such required regulatory filings in a timely manner at its own expense. Polynous Securities and the Trust or Polynous may agree that any such Sales Materials do not need to be filed subsequent to distribution. In addition, the Trust and Polynous agree not to use any such Sales Materials until so filed and cleared for use by appropriate authorities as well as by Polynous Securities.

(d) Polynous Securities, at its own expense, will qualify as a dealer or broker, or otherwise, under all applicable state or federal laws required in order that the Shares may be sold in such states as may be mutually agreed upon by the Parties.
(e) Polynous Securities shall remain registered as a broker dealer with the U.S. Securities and Exchange Commission and a member of the National Association of Securities Dealers for the term of this Agreement.
(f) Polynous Securities shall not, in connection with any sale or solicitation of a sale of the Shares, make or authorize any representative, service organization, broker or dealer to make any representations concerning the Shares, except those contained in the Prospectus covering the Shares and in communications with the public or sales materials approved by Polynous Securities as information supplemental to such Prospectus. Copies of the Prospectus will be supplied by the Trust or Polynous to Polynous Securities in reasonable quantities upon request.

5.       Records to be Supplied by the Trust.
         -----------------------------------
         The Trust shall furnish to Polynous Securities copies of all information, financial statements and other papers which Polynous Securities may reasonably request for use in connection with the distribution of the Shares including, but not limited to, one certified copy of all Fund financial statements prepared for the Trust by its independent public accountants.

6.       Expenses.
         --------
(a)      The Trust will bear the following expenses:

(i) preparation, setting in type, and printing of sufficient copies of the Prospectuses and Statements of Additional Information for distribution to shareholders, and the cost of distribution of same to the shareholders;

(ii) preparation, printing, and distribution of reports and other communications to shareholders; (iii) registration of the Shares under the federal securities laws; (iv) qualification of the Shares for sale in the jurisdictions as directed by the Trust; (v) maintaining facilities for the issue and transfer of the Shares; (vi) supplying information, prices and other data to be furnished by the Trust under this Agreement; and (vii) any original issue taxes or transfer taxes applicable to the sale or delivery of the Shares or certificates therefor.

(b) Polynous, out of its own resources, will pay all expenses incident to the sale and distribution of the Shares sold hereunder.

7.       Terms and Compensation.
         ----------------------

(a) The terms of this Agreement shall commence upon the date of the first issuance of Shares.

          (b) This Agreement shall remain in effect for twelve (12) months. This Agreement shall continue thereafter for periods not exceeding one (1) year, if approved at least annually (i) by the Board of Trustees of the Trust or a vote of a majority of the outstanding voting securities of the Fund; and (ii) by a vote of a majority of the Trustees of the Trust who are not parties to this Agreement (other than as Trustees of the Trust) or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

(c) Fees and expenses payable to Polynous Securities shall be paid by Polynous out of its own resources as set forth in Schedule "B" attached and shall be fixed for the first twelve (12) month period of this Agreement. Thereafter, the fee schedule will be subject to annual review and adjustment.
(d) This Agreement (i) may at any time be terminated without the payment of any penalty, either by a vote of the Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Fund, on sixty (60) days' written notice to Polynous Securities; and (ii) may be terminated by Polynous Securities on sixty (60) days' written notice to the Trust.

          (e) This Agreement shall automatically terminate in the event of its assignment, as defined in the Act.

8.       Indemnification of Polynous Securities by Polynous.
         --------------------------------------------------
         Polynous will indemnify and hold Polynous Securities harmless for the actions of Polynous' employees registered with the NASD as Polynous Securities representatives, and hereby undertakes to maintain compliance with all rules and regulations concerning any and all sales presentations made by such employees.

9.       Liabilities of Polynous Securities.
         ----------------------------------

          (a) Polynous Securities, its directors, officers, members, employees, shareholders and agents shall not be liable for any error of judgement or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of Polynous Securities' obligations pursuant to Section 4 of this Agreement (Rules of NASD), a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or negligence on the part of Polynous Securities in the performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under this Agreement, (whether with or without basis in fact or law) which the Trust may incur or be required to pay due to Polynous Securities' breach of this agreement, including without limitation, a breach of the standard of care set forth above in
               Section 9(a).

(b) The Trust agrees to indemnify and hold harmless Polynous Securities against any and all liability, loss, damages, costs or expenses (including reasonable counsel fees) which Polynous Securities may incur or be required to pay hereafter, in connection with any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which Polynous Securities may be involved as a party or otherwise or with which Polynous Securities may be threatened, by reason of the offer or sale of the Shares by persons other than Polynous Securities or its representatives, prior to the execution of this Agreement. If a claim is made against Polynous Securities as to which Polynous Securities may seek indemnity under this Section, Polynous Securities shall notify the Trust promptly of any written assertion of such claim threatening to institute an action or proceeding with respect thereto and shall notify the Trust promptly of any action commenced against Polynous Securities within 10 days time after Polynous Securities shall have been served with a summons or other legal process, giving information as to the nature and basis of the claim. Failure so to notify the Trust shall not, however, relieve the Trust from any liability which it may have on account of the indemnity under this Section 9(b) if the Trust has not been prejudiced in any material respect by such failure. The Trust shall have the sole right to control the settlement of any such action, suit or proceeding subject to Polynous Securities' approval, which shall not be unreasonably withheld. Polynous Securities shall have the right to participate in the defense of any action or proceeding and to retain its own counsel, and the reasonable fees and expenses of such counsel shall be borne by the Trust (which shall pay such fees, costs and expenses at least quarterly) if:

                           (i) Polynous Securities has received a written opinion of counsel, on which the Trust is expressly permitted to rely, stating that the use of counsel chosen by the Trust to represent Polynous Securities would present such counsel with a conflict of interest; (ii) the defendants in, or targets of, any such action or proceeding include both Polynous Securities and the Trust, and legal counsel to Polynous Securities shall have reasonably concluded in a written legal opinion, on which the Trust is expressly permitted to rely, that there are legal defenses available to it which are different from or additional to those available to the Trust or which may be adverse to or inconsistent with defenses available to the Trust (in which case the Trust shall not have the right to direct the defense of such action on behalf of Polynous Securities); or (iii) the Trust shall authorize Polynous Securities to employ separate counsel at the expense of the Trust. Notwithstanding anything to the contrary herein, it is understood that the Trust shall not, in connection with any action, suit or proceeding, be liable under this Agreement for the fees and expenses of more than one legal counsel.
(c) Any person, even though also a director, officer, member, employee, shareholder or agent of Polynous Securities, who may be or become an officer, director, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with Polynous Securities' duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, member, employee, shareholder or agent, or one under the control or direction of Polynous Securities even though receiving salary from Polynous Securities.

(d) The Trust agrees to indemnify, defend, and hold harmless Polynous Securities, and each person who controls Polynous Securities within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Securities Act"), or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all actual and alleged losses, claims, damages and liabilities, joint or several (including any reasonable investigative, legal and other expenses incurred in connection therewith) to which they, or any of them, may become subject under the Act, the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Prospectus, Statement of Additional Information, supplement thereto, sales literature or other written information prepared by the Trust and furnished by the Trust to Polynous Securities for Polynous Securities' use hereunder, disseminated by the Trust or which arise out of or are based upon any omission or alleged omission to state therein or necessary to make the statements therein not misleading. Such indemnity shall not, however, inure to the benefit of Polynous Securities (or any person controlling Polynous Securities) on account of any losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arising from the sale of the Shares to any person by Polynous Securities (i) if such untrue statement or omission or alleged untrue statement or omission was made in the Prospectus, Statement of Additional Information, or supplement, sales or other literature, in reliance upon and in conformity with information furnished in writing to the Trust by Polynous Securities or any affiliate of Polynous Securities specifically for use therein or (ii) if such losses, claims, damages or liabilities arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission found in any Prospectus, Statement of Additional Information, supplement, sales or other literature, subsequently corrected, but negligently distributed by Polynous Securities and a copy of the corrected Prospectus was not delivered to such person at or before the confirmation of the sale to such person.

(e) Polynous Securities agrees to indemnify, defend, and hold harmless the Trust, and each person who controls the Trust within the meaning of Section 15 of the Securities Act, or Section 20 of the Exchange Act, against any and all actual or alleged losses, claims, damages and liabilities, joint or several (including any reasonable investigative, legal and other expenses incurred in connection therewith) to which they, or any of them, may be subject under the Act, the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon (i) any matter described in Subsection 9(d)(i) or (ii) above; (ii) any material breach by Polynous Securities of any provision of this Agreement; (iii) Polynous Securities' negligence, bad faith or willful misconduct, or (iv) any untrue oral statement or alleged untrue oral statement of a material fact made by Polynous Securities or its agents, or any omission or alleged omission orally to state a material fact by Polynous Securities or its agents, to or with respect to any actual or potential investor in the Fund, or any such untrue statement or omission contained in or made with respect to any written supplemental sales or other materials respecting the Fund prepared by Polynous Securities.

10.      Amendments.
         ----------
         No provision of this Agreement may be amended or modified in any manner whatsoever, except by a written agreement properly authorized and executed by the Parties.

11.      Section Headings.
         ----------------
         Section and paragraph headings are for convenience only and shall not be construed as part of this Agreement.

12.      Reports.
         -------
         Polynous Securities shall prepare reports for the Board of Trustees of the Trust , on a quarterly basis, showing such information as, from time to time, shall be reasonably requested by such Board.

13.      Severability.
         ------------
         If any part, term or provision of this Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not affected, and the rights and obligations of the Parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid provided that the basic agreement is not thereby substantially impaired.

14.      Governing Law and Questions of Interpretation.
         ---------------------------------------------
         (a) This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Ohio. (b)Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

15. Limitation of Trust's Liability. The term "AmeriPrime Advisors Trust" means and refers to the Trustees from time to time serving under the Trust's Declaration of Trust as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, Shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the property of the Fund, as provided in the Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees and Shareholders of the Fund and signed by the officers of the Trust, acting as such, and neither such authorization by such Trustees and Shareholders nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Fund as provided in the Declaration of Trust of the Trust. A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of Ohio.

16.      Authority to Execute.
         --------------------
         The Parties represent and warrant each other that the execution and delivery of this Agreement by the undersigned officer of each party has been duly and validly authorized; and, when duly executed, this Agreement will constitute a valid and legally binding and enforceable obligation of each Party.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement consisting of seven type written pages, together with Schedule "A" and Schedule "B", to be signed by their duly authorized officers, as of the day and year first above written.


Polynous Capital Management, Inc.                                               Polynous Securities, LLC

         /s/                                                                            /s/
--------------------------------------------                                    -------------------------------------------
By: Kevin L. Wenck, President                                                   By: Kevin L. Wenck, Manager


AmeriPrime Advisors Trust


         /s/
-----------------------------------------------------
By: Kenneth D. Trumpfheller, President








14649

                                                                   Schedule "A"

                          Underwriter/Sponsor Services
                                       for
                              Polynous Growth Fund

I.       Underwriter/Sponsor services include:
         ------------------------------------

A) Preparation and execution of Underwriting, Agent, and 12b-1 Plans Monitoring accruals Monitoring expenses Disbursements for expenses and trail commissions

B)       Quarterly 12b-1 and/or Service Fee Reports to Board of Trustees

C)       Sales Materials review, recommendations and submissions to the NASD

D)       Initial NASD Licensing and Transfers of Registered Representatives

         U-4 Form and Fingerprint Submissions to NASD Supplying Series 6 and 63 written study material Registration for Exam Preparation classes Renewals and Terminations of Representatives

E)   Written supervisory procedures and manuals for Registered Representatives

F) Ongoing compliance updates for Representatives regarding sales practices, written correspondence and other communication with the public.

G)       NASD Continuing Education Requirement

                                                                    Schedule "B"

                    Underwriter and Distribution Fee Schedule
                                       for
                              Polynous Growth Fund


I.       A)       Underwriter/Sponsor Services.
                  ----------------------------
                  The annual fee to Polynous Securities of $25,000 per year for the initial portfolio or class of shares and $2,500 per year for each additional portfolio or class of shares for services is rendered for being primary Underwriter/Sponsor of the Polynous Growth Fund, including primary licensing/regulatory agent for Polynous Securities personnel.

                  The fee for representing the Polynous Growth Fund as primary Underwriter/Sponsor includes the expenses and personnel required to maintain the various regulatory books and records of the Broker/Dealer and maintenance of shareholder files and records for all transactions processed on behalf of the Polynous Growth Fund. These fees also include the regulatory requirements of all marketing related and distribution reports including maintenance of records regarding individual transaction activities of the Polynous Securities' registered representatives.

B)       Representative Registration and Renewals.
         ----------------------------------------
                  Polynous Securities will maintain annual NASD and state license renewals and the monitoring required of representative activities as follows:

                          Up to 10 States - $2,000 per Representative per Year
                          All 50 States     - $4,000 per Representative per Year

         C)       Miscellaneous/Out-of-Pocket Expenses.
                  ------------------------------------
                  These expenses may include, but are not limited to:
o        processing fees relating to NASD literature review submissions

o out-of-pocket expenses related to submitting literature for review and communications costs connected with communicating with the NASD

o Mailing and communications expense related to communicating with other regulatory bodies on behalf of the trust exclusive of communication related to representative registration and renewals.